UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ROME BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 31, 2006

Dear Shareholder:

          You are cordially invited to attend the 2006 Annual Meeting of Shareholders of Rome Bancorp, Inc., the holding company for The Rome Savings Bank (“Rome Savings”), which will be held on May 3, 2006 at 5:30 p.m., local time, at the main office of Rome Savings at 100 W. Dominick Street, Rome, New York, 13440-5810 (the “Annual Meeting”).

          The attached Notice of Annual Meeting and Proxy Statement describe the formal business that we will transact at the Annual Meeting. In addition to the formal items of business, management will report on the operations and activities of Rome Bancorp and Rome Savings and you will have an opportunity to ask questions.

          The Board of Directors of Rome Bancorp has determined that an affirmative vote on each matter to be considered at the Annual Meeting is in the best interests of Rome Bancorp and its shareholders and unanimously recommends a vote “FOR” each of these matters.

          Please complete, sign and return the enclosed proxy card promptly, whether or not you plan to attend the Annual Meeting. Your vote is important regardless of the number of shares you own. Voting by proxy will not prevent you from voting in person at the Annual Meeting, but will assure that your vote is counted if you cannot attend.

          On behalf of the Board of Directors and the employees of Rome Bancorp, we thank you for your continued support and look forward to seeing you at the Annual Meeting.

Sincerely yours,

/s/ Charles M. Sprock

Charles M. Sprock Chairman, President and Chief Executive Officer

ROME BANCORP, INC.
100 W. DOMINICK STREET
ROME, NEW YORK 13440-5810

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	Wednesday, May 3, 2006
Time:	5:30 p.m., local time
Place:	The Rome Savings Bank
100 W. Dominick Street
Rome, New York 13440-5810

          At our 2006 Annual Meeting, we will ask you to:

1.	Elect one candidate to serve as director for a three-year term to expire at the 2009 Annual Meeting;

2.	Ratify the appointment of Crowe Chizek and Company LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2006;

3.	Adopt the Rome Bancorp, Inc. 2006 Stock Option Plan;

4.	Adopt the Rome Bancorp, Inc. 2006 Recognition and Retention Plan; and

5.	Transact any other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.

          You may vote at the Annual Meeting if you were a shareholder of Rome Bancorp at the close of business on March 10, 2006, the record date.

By Order of the Board of Directors,

/s/ Crystal M. Seymore

Crystal M. Seymore Corporate Secretary

Rome, New York
March 31, 2006

You are cordially invited to attend the Annual Meeting. It is important that your shares be represented regardless of the number of shares you own. The Board of Directors urges you to sign, date and mark the enclosed proxy card promptly and return it in the enclosed envelope. Returning the proxy card will not prevent you from voting in person if you attend the Annual Meeting.

GENERAL INFORMATION

Why We Sent You This Proxy Statement

          We have sent you this Proxy Statement and enclosed proxy card because the Board of Directors is soliciting your proxy to vote at the Annual Meeting. This Proxy Statement summarizes the information you will need to know to cast an informed vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. You may simply complete, sign and return the enclosed proxy card and your votes will be cast for you at the Annual Meeting. This process is described below in the section entitled “Voting Rights.”

          We began mailing this Proxy Statement, the Notice of Annual Meeting and the enclosed proxy card on or about March 31, 2006 to all shareholders entitled to vote. If you owned common stock of Rome Bancorp at the close of business on March 10, 2006 (the “Record Date”), you are entitled to vote at the Annual Meeting. On the Record Date, there were 9,688,178shares of common stock outstanding.

Quorum

          A quorum of shareholders is necessary to hold a valid meeting. If the holders of at least a majority of the total number of the outstanding shares of common stock entitled to vote are represented in person or by proxy at the Annual Meeting, a quorum will exist.

Voting Rights

          You are entitled to one vote at the Annual Meeting for each share of the common stock of Rome Bancorp that you owned as of record at the close of business on the Record Date. (The number of shares you owned as of the Record Date is listed on the enclosed proxy card.) Our Certificate of Incorporation imposes restrictions on the voting of our common stock if you beneficially own more than 10% of our outstanding common stock.

          You may vote your shares at the Annual Meeting in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot, which we will provide to you at the Annual Meeting. To vote by proxy, you must complete, sign and return the enclosed proxy card. If you properly complete your proxy card and send it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares “FOR” each of the proposals set forth in the Notice of the Annual Meeting.

          If any other matter is presented, your proxy will vote the shares represented by all properly executed proxies on such matters as a majority of the Board of Directors determines. As of the date of this Proxy Statement, we know of no other matters that may be presented at the Annual Meeting, other than those listed in the Notice of the Annual Meeting.

Vote Required

•

Proposal 1: Election of Director. The nominee for director who receives the most votes will be elected. If you do not vote for a nominee, or you indicate “withhold authority” for the nominee on your proxy card, your vote will not count “for” or “against” the nominee.

•

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm. The affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on this proposal is required to pass this proposal. If you “abstain” from voting, it will have the same effect as if your vote was not cast with respect to this proposal.

•

Proposal 3: Adoption of the Rome Bancorp, Inc. 2006 Stock Option Plan. The affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on this proposal is required to pass this proposal. If you “abstain” from voting, it will have the same effect as if your vote was not cast with respect to this proposal.

•

Proposal 4: Adoption of the Rome Bancorp, Inc. 2006 Recognition and Retention Plan. The affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on this proposal is required to pass this proposal. If you “abstain” from voting, it will have the same effect as if your vote was not cast with respect to this proposal.

Effect of Broker Non-Votes

          If your broker holds shares that you own in “street name,” the broker may vote your shares on Proposals 1, 2, 3 and 4 listed above even if the broker does not receive instructions from you. If your broker does not vote on any of the proposals, this will constitute a “broker non-vote.” A broker non-vote will not be counted as having voted in person or by proxy and will have no effect on the outcome of the election of the directors, the ratification of the appointment of our independent registered public accounting firm, the approval of the recognition and retention plan, or the approval of the stock option plan.

Confidential Voting Policy

          Rome Bancorp maintains a policy of keeping shareholder votes confidential. We only let our Inspector of Election and certain employees of our independent tabulating agent examine the voting materials. We will not disclose your vote to management unless it is necessary to meet legal requirements. Our independent tabulating agent will, however, forward any written comments that you may have to management.

Revoking Your Proxy

          You may revoke your proxy at any time before it is exercised by:

•	filing with the Corporate Secretary a letter revoking the proxy;

•	submitting another signed proxy with a later date; or

•	attending the Annual Meeting and voting in person, provided you file a written revocation with the Secretary of the Annual Meeting prior to the voting of such proxy.

          If your shares are not registered in your own name, you will need appropriate documentation from your shareholder of record to vote personally at the Annual Meeting. Examples of such documentation include a broker’s statement, letter or other document that will confirm your ownership of shares of Rome Bancorp.

Solicitation of Proxies

          Rome Bancorp will pay the costs of soliciting proxies from its shareholders. Directors, officers or employees of Rome Bancorp and Rome Savings may solicit proxies by:

•	mail;

•	telephone; and

•	other forms of communication.

          We will also reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

          In addition, we have engaged Georgeson Shareholder Communications, Inc. to solicit proxies on our behalf for a fee of $6,500 plus reasonable out-of-pocket expenses. Expenses may also include the charges and expenses of brokerage houses, nominees, custodians, and fiduciaries for forwarding proxies and proxy materials to beneficial owners of shares.

Obtaining an Annual Report on Form 10-K

          If you would like a copy of our Annual Report on Form 10-K and audited financials for the year ended December 31, 2005, which was filed with the Securities and Exchange Commission (the “SEC”), we will send you one (without exhibits) free of charge. Please write to our Corporate Secretary, Crystal M. Seymore, at Rome Bancorp, Inc., 100 W. Dominick Street, Rome, New York 13440-5810. The complete Annual Report on Form 10-K is available on the SEC website at www.sec.gov.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareholders of the Company

          The following table shows certain information for persons who we know “beneficially owned” 5% or more of our common stock as of December 31, 2005. In general, beneficial ownership includes those shares over which a person has voting or investment power. In this proxy statement, “voting power” is the power to vote or direct the voting of shares, and “investment power” includes the power to dispose or direct the disposition of shares. Beneficial ownership also includes the number of shares that a person has the right to acquire within 60 days (such as through the exercise of stock options) after December 31, 2005. We obtained the information provided in the following table from filings with the SEC and with the Company.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent(1)

Wellington Management Company, LLP 75 State Street Boston, MA 02109	837,000(2)	8.65%

(1)	Percentages with respect to each person or group of persons have been calculated based upon 9,678,128 shares of Common Stock, the number of shares outstanding as of December 31, 2005.
(2)

Based on a Schedule 13G dated December 31, 2005 and filed with the SEC on February 14, 2006 by Wellington Management Company, LLP (“Wellington”). Wellington is an investment advisor which may be deemed to beneficially own the 837,000 shares of the Company’s common stock held of record by clients of Wellington, which clients are entitled to receive, or have the power to direct the receipt of, dividends from, or the proceeds from the sale of, such shares. Wellington has shared voting power over 616,200 shares and has shared investment power over 837,000 shares of the Company’s common stock.

Security Ownership of Management

          The following table shows the number of shares of Rome Bancorp’s common stock beneficially owned by each director and executive officer and all directors and executive officers of Rome Bancorp as a group, as of the Record Date. Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of common stock listed next to their name. See “Principle Shareholders of the Company” for a definition of “beneficial ownership.”

Name	Position with Rome Bancorp(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Common Stock Outstanding(3)

Bruce R. Engelbert (4)	Director	95,676	*

David C. Grow (5)	Director	109,771	1.13%

Kirk B. Hinman (6)	Director	260,753	2.69%

Dale A. Laval (7)	Director	2,000	*

T. Richard Leidig (8)	Director	99,434	1.03%

David C. Nolan (9)	Executive Vice President and Chief Financial Officer	110,469	1.14%

Charles M. Sprock (10)	Chairman, President and Chief Executive Officer	285,729	2.95%

Michael J. Valentine	Director	120,896	1.25%

All directors and executive officers as a group (10 persons) (11)		1,917,113	19.81%

*	Less than one percent of the total outstanding shares of common stock.
(1)	Titles are for both Rome Bancorp and Rome Savings.
(2)

Includes16,736 shares of common stock which may be acquired by Mr. Grow, 11,157 shares of common stock which may be acquired by Mr. Leidig, 22,315 shares of common stock which may be acquired by Mr. Valentine, 9,298 shares of common stock which may be acquired by Mr. Hinman, 122,463 shares of common stock which may be acquired by Mr. Sprock, and 1,214 shares of common stock which may be acquired by Mr. Nolan, respectively, pursuant to vested options granted to them under the Rome Bancorp, Inc. 2000 Stock Option Plan.

(3)	Based on a total of 9,688,178 shares of Rome Bancorp’s common stock outstanding as of the Record Date.
(4)	Includes 17,008 shares held in Mr. Engelbert’s Individual Retirement Account and 16,918 shares held by Mr. Engelbert’s spouse.
(5)	Includes 24,152 shares held in Mr. Grow’s Individual Retirement Account and 2,381 shares held individually by Mr. Grow’s spouse.
(6)

Includes 3,401 shares held in Mr. Hinman’s Individual Retirement Account; 95,044 shares held jointly with Mr. Hinman’s spouse; 5,401 shares held as custodian for a minor; and 111,109 shares held by Rome Strip Steel Co., Inc. of which Mr. Hinman serves as President.

(7)	Includes 1,000 shares held in Mr. Laval’s Individual Retirement Account.
(8)	Includes 66,806 shares held individually by Mr. Leidig’s spouse.
(9)

Includes 8,921 shares held in trust pursuant to the Employee Stock Ownership Plan that have been allocated as of December 31, 2005 over which Mr. Nolan has voting power, subject to the legal duties of the ESOP Trustee, but no investment power, except in limited circumstances.

(10)

Includes 6,982 shares held individually by Mr. Sprock’s spouse and 15,657 shares held in trust pursuant to the ESOP that have been allocated as of December 31, 2005 over which Mr. Sprock has voting power, subject to the legal duties of the ESOP trustee, but no investment power, except in limited circumstances.

(11)	The number of shares for all executive officers and directors as a group of ten persons includes 462,135 shares held by the ESOP Trust that have not been allocated to eligible participants as of December 31, 2005, over which certain directors and executive officers may be deemed to have shared investment power, thereby causing such directors and executive officers to be beneficial owners of such shares. Each of such directors and executive officers disclaims beneficial ownership of such shares and accordingly, such shares are not attributed to them individually. The individual participants in the ESOP have shared voting power with the ESOP Trustee.

PROPOSAL 1

ELECTION OF DIRECTOR

General

          The Board has nominated Dale A. Laval for election as director at the Annual Meeting. Mr. Laval currently serves on Rome Bancorp’s Board of Directors. If you elect Mr. Laval, he will hold office until the Annual Meeting in 2009, or until his successor has been elected.

          We know of no reason why Mr. Laval may be unable to serve as a director. If Mr. Laval is unable to serve, your proxy may vote for another nominee proposed by the Board. If for any reason Mr. Laval proves unable or unwilling to stand for election, the Board will nominate alternates or reduce the size of the Board of Directors to eliminate the vacancy. The Board has no reason to believe that Mr. Laval would prove unable to serve if elected.

Nominees and Continuing Directors

Nominee	Age(1)	Term Expires	Position(s) Held with Rome Bancorp	Director Since(2)

Dale A. Laval	57	2006	Director	2006

Continuing Directors

Kirk B. Hinman	54	2008	Director	1994

Charles M. Sprock	66	2008	Chairman, President and Chief Executive Officer	1980

Michael J. Valentine	63	2008	Director	1993

Bruce R. Engelbert	68	2007	Director	1982

David C. Grow	62	2007	Director	1993

T. Richard Leidig	74	2007	Director	1976

(1)	As of December 31, 2005.
(2)	Includes service as a director of Rome Savings prior to the formation of Rome Bancorp in 1999.

          The principal occupation and business experience of each nominee for election as director and each continuing director are set forth below. Unless otherwise indicated, each of the following persons has held his or her present position for the last five years.

Nominee

          Dale A. Laval has served as Chairman of Independent Audit Associates, Inc. (“IAA”), a regional outsource company specializing in financial institution internal audit and loan review in the northeast and central New York, since 1992. Mr. Laval has over thirty five years experience in the financial services industry. Prior to establishing IAA, he held senior management positions in multi bank holding companies in Vermont and New York.

Continuing Directors

          Kirk B. Hinman has served as the President of Rome Strip Steel Company, Inc. since 1989. He also serves on the Board of Directors of Canterbury Printing Company of Rome, Inc. and Utica First Insurance Company.

          Charles M. Sprock is the Chairman of the Board, President and Chief Executive Officer of Rome Savings Bank and Rome Bancorp. He currently serves as Director for the AMF Large Cap Equity Fund, Inc. in New York City and the Canterbury Printing Company of Rome, Inc. in Rome, New York.

          Michael J. Valentine is the Chairman and President of Mele Manufacturing Company, Inc., which manufactures and imports products in the jewel case, stationery, custom packaging and sports flooring businesses.

          Bruce R. Engelbert is a retired President of Engelbert’s Jewelers, Inc., a retail jewelry business with one store in Rome and another in New Hartford, New York.

          David C. Grow has been a partner at the law firm of McMahon and Grow since 1975. The firm serves as counsel to Rome Savings. He currently serves as Director and Secretary for the Canterbury Printing Company of Rome, Inc. in Rome, New York and MGS Manufacturing Company, Inc.

          T. Richard Leidig is self-employed as a business consultant. He served as Vice President of Administration of Rome Cable Corp. until retiring from that position in 1986.

Shareholder Communications with our Board of Directors

          Shareholders may contact Rome Bancorp’s Board of Directors by contacting Crystal M. Seymore, Corporate Secretary, Rome Bancorp, Inc., 100 W. Dominick Street, Rome, New York, 13440-5810. All comments will be forwarded directly to the Board of Directors.

          It is the policy of Rome Bancorp that all directors and nominees should attend the Annual Meeting. At the 2005 Annual Meeting, all members of the Board of Directors were in attendance.

The Board of Directors unanimously recommends a vote “FOR” the nominee for election as directors.

INFORMATION ABOUT BOARD OF DIRECTORS AND MANAGEMENT

Board of Directors

          Rome Bancorp’s Board of Directors currently consists of seven members. Rome Bancorp’s Certificate of Incorporation provides that the Board shall be divided into three classes, as nearly equal in number as possible.

          The Board of Directors oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board of Directors does not involve itself in the day-to-day operations of Rome Bancorp. Rome Bancorp’s executive officers and management oversee the day-to-day operations of Rome Bancorp. Our directors fulfill their duties and responsibilities by attending regular meetings of the Board which are held on a monthly basis. Our directors also discuss business and other matters with the Chairman, other key executives, and our principal external advisers (legal counsel, auditors, financial advisors and other consultants).

          The Board of Directors held 12 regular meetings and 1 special meeting during the fiscal year ended December 31, 2005. Each incumbent director attended at least 75% of the meetings of the Board of Directors.

Committees of the Board

          The Board of Directors of Rome Bancorp has established the following committees:

          Executive Committee. The Executive Committee exercises the powers of the Board of Directors between Board meetings. It approves loans within Rome Savings’ authority and reviews the loan portfolio. Directors Engelbert, Grow, Hinman and Sprock currently serve as members of the committee. Mr. Sprock is the Chairman of the Committee. The Executive Committee met23 times in the 2005 fiscal year.

          Management Committee. The Management Committee assesses the structure of the management team and the overall performance of Rome Bancorp and Rome Savings. The Committee oversees executive compensation by approving salary increases and reviews general personnel matters such as staff performance evaluations. Directors Engelbert, Hinman and Valentine serve on the committee. Mr. Valentine is the Chairman of the Committee. All members of the Management Committee are independent directors as defined in The Nasdaq Stock Market listing standards. The Management Committee met four times in the 2005 fiscal year.

          Audit Committee. The Audit Committee is chaired by Director Hinman, with Directors Leidig and Valentine as members. The Audit Committee oversees and monitors our financial reporting process and internal control system, reviews and evaluates the audit performed by our independent auditors and reports any substantive issues found during the audit to the Board. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of our independent auditors. The Committee also reviews and approves all transactions with affiliated parties. The Board of Directors of Rome Bancorp adopted a written charter for the Audit Committee, a copy of which was attached as Appendix A to the Proxy Statement filed with the SEC on March 31, 2004. All members of the Audit Committee are independent directors as defined in The Nasdaq Stock Market listing standards and the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder. The Company believes that Director Hinman qualifies as an “audit committee financial expert,” as that term is defined by applicable SEC regulations, and the Board of Directors has designated him as such. The committee met five times in the 2005 fiscal year.

          Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee meets to recommend the nomination of Directors to the full Board to fill the terms for the upcoming year or to fill vacancies during a term. The Nominating and Corporate Governance Committee will consider recommendations from shareholders if submitted in a timely manner in accordance with the procedures established in the bylaws and will apply the same criteria to all persons being considered. Directors Leidig, Engelbert and Grow currently serve on the Committee with Director Leidig serving as Chairman of the Committee. All members of the Nominating and Corporate Governance Committee are independent directors as defined in The Nasdaq Stock Market listing standards. The Nominating and Corporate Governance Committee met 2 times during the 2005 fiscal year. The board of directors has adopted a written charter for the Nominating and Corporate Governance Committee, which was attached as Appendix B to the Proxy Statement filed with the SEC on March 31, 2004.

          In accordance with our bylaws, recommendations or nominations of individuals for election to the Board at an annual meeting of shareholders may be made by any shareholder of record of Rome Bancorp entitled to vote for the election of directors at such meeting who provides timely notice in writing to the secretary. With respect to an election of directors to be held at an annual meeting of shareholders, to be timely, a shareholder’s notice must be delivered to or received by the secretary not later than sixty (60) days in advance of such meeting if such meeting is to be held on a day which is within thirty (30) days preceding the anniversary of the previous year’s annual meeting, or ninety (90) days in advance of the meeting if the meeting is to be held on or after the anniversary of the previous year’s annual meeting. With respect to an election to be held at an annual meeting of shareholders held at another time, or at a special meeting of shareholders for the election of directors, a shareholder’s notice must be received by the secretary by the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to shareholders. The shareholder’s notice to the secretary must set forth certain information regarding the proposed nominee and the shareholder making such recommendation or nomination. If a nomination is not properly brought before the meeting in accordance with Rome Bancorp’s bylaws, the chairperson of the meeting may determine that the nomination was not properly brought before the meeting and shall not be considered. For additional information about Rome Bancorp’s director nomination requirements, please see Rome Bancorp’s bylaws.

          It is the policy of the Committee to select individuals as director nominees who shall have the highest personal and professional integrity, who shall have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the shareholders. Shareholder nominees are analyzed by the Committee in the same manner as nominees that are identified by the Committee. The Company does not pay a fee to any third party to identify or evaluate nominees.

          Dale A. Laval was nominated by the non-management, independent directors that comprise the Nominating and Corporate Governance Committee. As of the date of this Proxy Statement, the Nominating and Corporate Governance Committee had not received any shareholder recommendations for nominees in connection with the 2006 Annual Meeting.

Audit Committee Report

          The following Report of Rome Bancorp’s Audit Committee is provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, this report shall not be deemed “soliciting material,” filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of section 18 of the Exchange Act.

          Rome Bancorp’s Audit Committee has reviewed and discussed the audited financial statements of Rome Bancorp for the fiscal year ended December 31, 2005 with management and Crowe Chizek and Company LLC, Rome Bancorp’s independent registered public accounting firm. Rome Bancorp’s Audit Committee has discussed the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committee) with Crowe Chizek and Company LLC.

          The Audit Committee has received the written disclosures and the letter from Crowe Chizek and Company LLC required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed Crowe Chizek and Company LLC’s independence with respect to Rome Bancorp with Crowe Chizek and Company LLC.

          Based on the review and discussions referred to in this Audit Committee Report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Rome Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the SEC.

ROME BANCORP, INC.
AUDIT COMMITTEE

Kirk B. Hinman, Chairman
T. Richard Leidig
Michael J. Valentine

Principal Accountant Fees and Services

          During the fiscal years ended December 31, 2005 and December 31, 2004, Rome Bancorp retained and paid Crowe Chizek and Company LLC, its independent registered public accounting firm, to provide audit and other services. The following table displays the aggregate fees for professional audit services for the audit of the financial statements for the years ended December 31, 2005 and 2004 and fees billed for other services during those periods by our independent registered public accounting firm.

Audit Fees

	2005	2004

Audit fees (1)	$74,500	$73,800
Audit related-fees (2)	0	0
Tax fees (3)	14,325	13,500
All other fees (4)	133,590	133,300

Total	$222,415	$220,600

(1)

Audit fees consisted of audit work performed in the preparation of financial statements as well as work generally only the independent auditors can reasonably be expected to provide, such as statutory audits.

(2)

Audit related fees consist of fees for services that are reasonably related to the performance of the audit of the consolidated financial statements and are not reported under “Audit Fees.” This category includes fees related to the retirement plan audit and Uniform Single Audit.

(3)	Tax fees consisted of assistance with matters related to tax compliance and consulting.
(4)

All other fees consisted of the following for the year 2004: $18,000 for purchase of proprietary software and $115,800 of fees related to work performed on the second step conversion. All other fees consisted of the following for the year 2005: $133,590 of fees related to the audit of internal control over financial reporting.

Audit Committee Preapproval Policy

          The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms) to be performed for Rome Bancorp by its independent registered public accounting firm, subject to the de minimis exception for non-audit services described below which are approved by the Committee prior to completion of the audit.

          Exception. The preapproval requirement set forth above, shall not be applicable with respect to non-audit services if:

•

the aggregate amount of all such services provided constitutes no more than five percent of the total amount of revenues paid by Rome Bancorp to its independent registered public accounting firm during the fiscal year in which the services are provided;

•	such services were not recognized by Rome Bancorp at the time of the engagement to be non-audit services; and

•

such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee who are members of the Board of Directors to whom authority to grant such approvals has been delegated by the Committee.

          Delegation. The Committee may delegate to one or more designated members of the Committee the authority to grant required preapprovals. The decisions of any member to whom authority is delegated under this paragraph to preapprove activities under this subsection shall be presented to the full Committee at its next scheduled meeting.

          The Audit Committee preapproved all of the services performed by Crowe Chizek and Company LLC pursuant to the policies outlined above.

Directors’ Compensation

          Meeting Fees. Each non-employee director of Rome Bancorp receives an annual retainer equal to $8,000. In addition, the non-employee Chairmen of the Audit and Management Committees receive annual retainers of $5,000 and $2,000, respectively. Other non-employee members of the Audit Committee also receive an annual retainer of $2,500. Employee directors of Rome Bancorp do not receive fees for attendance at Board of Directors or committee meetings. Each non-employee director receives the following fees:

•	fee of $800 per Board of Directors meeting attended;

•	fee of $375 per Executive Committee meeting attended;

•	fee of $325 per committee meeting attended for all other committees; and

•	fee of $275 per conference attended.

          Total directors’ meeting and committee fees for fiscal 2005 were $228,100. Directors are also entitled to the protection of certain indemnification provisions in our Certificate of Incorporation and bylaws.

          Deferred Compensation Plan, Recognition and Retention Plan and Stock Option Plan. In addition, our directors are eligible to participate in The Rome Savings Bank Deferred Compensation Plan, the Rome Bancorp, Inc. 2000 Stock Option Plan and the Rome Bancorp, Inc. 2000 Recognition and Retention Plan. These benefit plans are discussed under “Benefit Plans,” “Deferred Compensation Plan,” “Stock Option Plan” and “Recognition and Retention Plan.”

Executive Officers Who Are Not Directors

          The following individuals are executive officers of Rome Bancorp and Rome Savings and hold the offices following their names. Biographical information and the business experience of each non-director executive officer of Rome Bancorp and Rome Savings is set forth below.

          David C. Nolan, age 52, was named Executive Vice President and Chief Financial Officer of Rome Bancorp in January of 2006. Prior to that he served as Treasurer and Chief Financial Officer of Rome Bancorp since its inception and Rome Savings since 1984. His experience at Rome Savings includes positions as the Chief Accounting Officer, Manager of the Asset Liability Committee (“ALCO”), and Manager of fixed income portfolios.

          The Board of Directors annually elects the executive officers of Rome Bancorp. The elected officers hold office until their respective successors have been elected and qualified, or until death, resignation or removal by the Board of Directors.

Executive Compensation

          The following Report of Rome Bancorp’s Management Committee (the “Report”) and the Performance Graph (the “Graph”) included in this section are provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, the Report and the Graph shall not be deemed “soliciting material,” filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of section 18 of the Exchange Act.

Management Committee Report

          The 2005 compensation program described in this Proxy Statement was established by the Management Committee of Rome Bancorp’s Board of Directors. This Committee is comprised entirely of non-employee directors. Each member of the Management Committee is independent, as set forth in The Nasdaq Stock Market’s listing standards.

          Each January, the members of the Management Committee review and approve changes to base compensation, bonuses and benefits for senior management and other officers. Rome Bancorp’s compensation program is designed to attract, develop and retain strong individuals who are capable of maximizing the Company’s performance for the benefit of the shareholders.

          The 2005 compensation program consisted of three components: (1) base salary; (2) bonuses; and (3) long-term incentives, e.g., stock options, deferred compensation, and fringe benefits. These elements were intended to provide an overall compensation package that is commensurate with Rome Bancorp’s financial resources, that is appropriate to assure the retention of experienced management personnel, and align their financial interests with those of Rome Bancorp’s shareholders.

          During 2005, base salaries were set at levels determined, in the subjective judgment of the Management Committee, to be commensurate with the officers’ customary respective duties and responsibilities, and to enable them to maintain appropriate standards of living within their communities. Bonuses were based primarily on the achievement of established goals. Fringe benefit plans, consisting of a pension plan, 401(k) plan, and group insurance coverage, were designed to provide for health and welfare of the officers and their families, as well as for their long-term financial needs. In addition, all officers participated in Rome Bancorp’s Employee Stock Ownership Plan (the “ESOP”). Each officer has an individual account within the ESOP Trust that is invested primarily in employer securities, with the result of that portion of each officer’s long-term retirement savings being tied to the performance of the Company.

          The Committee established the Chief Executive Officer’s base salary for 2005 at $250,000 the same salary earned by him in 2004, using the criteria above, together with a peer comparison published in a national compensation publication.

ROME BANCORP, INC.
MANAGEMENT COMMITTEE

Michael J. Valentine, Chairman
Kirk B. Hinman
Bruce R. Engelbert

          Compensation Committee Interlocks and Insider Participation. During fiscal year 2005, there were no interlocks, as defined under the rules and regulations of the SEC, between members of the Management Committee or executive officers of Rome Bancorp and corporations with respect to which such persons were affiliated.

          Performance Graph. Pursuant to the regulations of the SEC, the graph below compares Rome Bancorp’s total cumulative shareholder return, including reinvestment of dividends and adjusted for stock splits, by an investor who invested $100.00 on December 31, 2000, to December 31, 2005, to the total return by an investor who invested $100.00 in each of the Nasdaq Composite Index and the companies listed in a national securities exchange or the Nasdaq Stock Market and included in the SNL MHC Thrifts Index for the same period.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG ROME BANCORP, THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ BANK INDEX

0

50

100

150

200

250

300

350

400

450

500

12/00

12/01

12/02

12/03

12/04

12/05

D

O

L

L

A

R

S

ROME BANCORP

NASDAQ STOCK MARKET (U.S.)

NASDAQ BANK

* $100 invested on 12/31/00 in stock or index-including reinvestment of dividends.
Fiscal year ending December 31.

          The following table sets forth cash and non-cash compensation for the fiscal years ended December 31, 2005, December 31, 2004 and December 31, 2003 awarded to or earned by Charles M. Sprock, Rome Bancorp’s President and Chief Executive Officer, and David C. Nolan, Rome Bancorp’s Executive Vice President and Chief Financial Officer. No other officer’s total annual salary and bonus for fiscal year end December 31, 2005 was in excess of $100,000.

Summary Compensation Table
Annual Compensation

	Annual Compensation				Long-Term Compensation

					Awards		Payouts

Name and Principal Positions	Year	Salary ($)	Bonus ($)	Other Annual Compen- sation ($)(1)	Restricted Stock Awards ($)	Shares Underlying Option Awards(#)	LTIP Payouts ($)(2)	All Other Compen- sation ($)(3)

Charles M.	2005	250,000	67,500	6,400	—	—	—	45,362
Sprock,
Chairman,	2004	250,000	50,000	6,500	—	—	—	40,847
President and
CEO	2003	250,000	30,000	5,500	—	—	541,669	50,035

David C. Nolan,	2005	118,345	8,000	—	—	—	—	26,818
Executive Vice
President and	2004	103,116	—	—	—	—	—	21,945
Chief Financial
Officer	2003	96,996	7,500	—	—	—	—	22,545

(1)	Includes $4,000 for club memberships and the remaining amounts are for the use of an automobile.
(2)	Payment reflects amount distributed from Supplemental Executive Retirement Plan which was terminated on September 5, 2003.
(3)

Includes the following components for 2005: (1) $5,631 for Mr. Sprock and $3,901 for Mr. Nolan in employer contributions by Rome Savings to a 401(k) plan; (2) $8,382 for Mr. Sprock and $1,161 for Mr. Nolan as the premium cost for life insurance coverage under the group term insurance plan, which has no cash surrender value; (3) $31,349for Mr. Sprock and $21,756for Mr. Nolan representing the fair market value of the common stock which was allocated under the Employee Stock Ownership Plan to their respective accounts.

          Employment Agreements. Rome Bancorp and Rome Savings have each entered into an employment agreement with Charles M. Sprock to secure his services as Chairman, President and Chief Executive Officer. The employment agreement with Rome Bancorp has a three-year term that will be automatically extended on a daily basis so that the remaining term will always be three years unless written notice of non-renewal is given by the Board of Directors of Rome Bancorp or Mr. Sprock. The employment agreement with Rome Savings also has a three-year term which may be extended by the Board in the absence of an objection by Mr. Sprock for an additional year upon the anniversary date of the agreement so that the remaining unexpired term will be three years. These agreements provide for a minimum annual salary of $250,000, and participation on generally applicable terms and conditions in other compensation and fringe benefit plans. They also guarantee customary corporate indemnification and errors and omissions insurance coverage throughout the employment term and for six years after termination.

          Rome Bancorp and Rome Savings may terminate Mr. Sprock’s employment, and he may resign, at any time with or without cause. However, in the event of termination by Rome Bancorp or Rome Savings during the term without cause, Rome Bancorp and Rome Savings will owe Mr. Sprock severance benefits generally equal to the value of the cash compensation and fringe benefits that he would have received if he had continued working for an additional three years. In particular, Mr. Sprock would be entitled to: (i) a lump sum payment equal to the present value of the amount he would have earned in salary had he continued working an additional three years, and (ii) a lump sum payment equal to the present value of the additional contributions or benefits that he would have earned under the Rome Savings pension plan, 401(k) plan, and ESOP had he continued to work an additional three years. The employment agreements also provide for the cash out of any stock options, stock appreciation rights, or restricted stock as if Mr. Sprock were fully vested at the time of his termination and the continuation of coverage under the life, health, and disability insurance plans of Rome Savings or Rome Bancorp for an additional three years. The same severance benefits would be payable if he resigns during the term following: (i) a loss of title, office or membership on the Board of Directors, (ii) a material reduction in duties, functions, or responsibilities, (iii) the involuntary relocation of Mr. Sprock’s principal place of employment to a location over 50 miles in distance from Rome Savings’ principal office in Rome, New York, or (iv) any other material breach of contract by Rome Bancorp that is not cured within 30 days. Mr. Sprock may resign for any reason following a change in control and collect severance benefits as if he had been discharged without cause. The employment agreements also provide certain uninsured death and disability benefits.

          Under the employment agreements, Mr. Sprock has agreed that in the event his employment terminates, either voluntarily or involuntarily, under circumstances in which he is not entitled to severance benefits, he will not compete with Rome Savings or Rome Bancorp or take a position with any of its competitors within Oneida County, New York for a period of one year following termination.

          If Rome Bancorp or Rome Savings experiences a change in ownership, a change in effective ownership or control or a change in the ownership of a substantial portion of their assets as contemplated by section 280G of the Internal Revenue Code, a portion of any severance payments under the employment agreement might constitute an “excess parachute payment” under current federal tax laws. Any excess parachute payment would be subject to a 20% federal excise tax payable by the executive. Neither Rome Savings nor Rome Bancorp could claim a federal income tax deduction for an excess parachute payment. The employment agreement with Rome Bancorp requires Rome Bancorp to indemnify Mr. Sprock against the financial effects of such an excise tax.

          Change of Control Agreement. Rome Savings has entered into a three-year change of control agreement with Mr. David C. Nolan and into two-year change of control agreements with five other officers of Rome Savings. The term of these agreements is for three years for Mr. Nolan and for two years for the other officers with annual one-year extensions. Generally, Rome Savings may terminate the employment of any officer covered by these agreements, with or without cause, at any time prior to a change of control without obligation for severance benefits. Rome Savings would pay severance benefits if the officer is terminated without cause following a change of control (as such term is defined in the agreements) or if the officer resigns after a change of control following a loss of title, office or membership on the Board of Directors, material reduction in duties, functions, compensation or responsibilities, or involuntary relocation of his or her principal place of employment to a location over 50 miles from Rome, New York. The severance benefits would generally be equal to the compensation reflected in the officer’s Form W-2 for the year prior to the year in which the change of control occurs multiplied by three in the case of Mr. Nolan and two in the case of the other officers.

          If Rome Savings or Rome Bancorp experiences a change in ownership, a change in effective ownership or control or a change in the ownership of a substantial portion of their assets as contemplated by section 280G of the Internal Revenue Code, a portion of any severance payments under the change of control agreements might constitute an “excess parachute payment” under current federal tax laws. Any excess parachute payment would be subject to a federal excise tax payable by the officer and would be non-deductible by Rome Savings and Rome Bancorp for federal income tax purposes. The change of control agreements do not provide a tax indemnity for such amounts.

Benefit Plans

          Pension Plan. Rome Savings maintains a tax-qualified pension plan that covers substantially all employees who are age 21 or older and have at least one year of service. Rome Savings froze benefits under this tax-qualified pension plan as of December 2002. Rome Savings continues to maintain this plan to provide benefits to those individuals who were participants and had accrued a benefit prior to December 2002.

          The following table shows the estimated aggregate benefits payable under the tax-qualified pension plan upon retirement at age 65 with various years of service and average compensation combinations.

	Years of Benefit Service

Average Compensation(1)	10	15	20	25	30

$75,000	$15,000	$22,500	$30,000	$37,500	$45,000
100,000	20,000	30,000	40,000	50,000	60,000
125,000	25,000	37,500	50,000	62,500	75,000
150,000	30,000	45,000	60,000	75,000	90,000
160,000	32,000	48,000	64,000	80,000	96,000
200,000	40,000	60,000	80,000	100,000	120,000
250,000	50,000	75,000	100,000	125,000	150,000

(1)

Average compensation is average base salary, as reported in the “Salary” column of the Summary Compensation Table, for the highest three consecutive years of employment within the final 10 years of employment. Tax laws impose a limit ($220,000 for individuals retiring in 2006) on the average compensation that may be counted in computing benefits under the tax-qualified pension plan.

          The benefits shown in the preceding table are annual benefits payable in the form of a single life annuity and are not subject to any deduction for Social Security benefits or other offset amounts. As of December 31, 2005, the number of years of service credited to Mr. Sprock under the plans was 30 years, the maximum that may be credited under the plans. As of December 31, 2005, Mr. Sprock’s total annual benefit under the tax-qualified pension plan was $108,000, payable in the form of a life annuity commencing upon his retirement.

As of December 31, 2005, the number of years of service credited to Mr. Nolan under the tax qualified defined benefit plan was 19 years, with a related total annual benefit of $32,100, payable in the form of a life annuity commencing at age 65.

          Employee Stock Ownership Plan. This plan is a tax-qualified plan that covers substantially all employees who have at least one year of service and are age 21 or older. Rome Bancorp has lent this plan enough money to purchase 462,135 shares that are currently unallocated.

          Although contributions to this plan are discretionary, Rome Savings intends to contribute enough money each year to make the required principal and interest payments on the loans from Rome Bancorp. The plan has pledged the shares as collateral for the loans and is holding them in a suspense account.

          The plan will release a portion of the pledged shares annually, allocating the shares released each year among the accounts of participants in proportion to their salary for the year. For example, if a participant’s salary for a year represents 1% of the total salaries of all participants for the year, the plan would allocate to that participant 1% of the shares released for the year. Participants direct the voting of shares allocated to their accounts. Shares in the suspense account will usually be voted in a way that mirrors the votes which participants cast for shares in their individual accounts.

          This plan may purchase additional shares in the future, and may do so using borrowed funds, cash dividends, periodic employer contributions or other cash flows.

          Benefit Restoration Plan. Rome Bancorp has also adopted a Benefit Restoration Plan for Mr. Sprock. This plan provides Mr. Sprock with the benefits that would otherwise be due to him as a participant in the 401(k) plan and the employee stock ownership plan if such benefits were not limited by certain provisions of the Internal Revenue Code. In addition, in the event Mr. Sprock retires prior to the end of the ESOP loan term, the plan will provide Mr. Sprock a benefit equal to the value of the shares of Rome Bancorp that would have been allocated to his account under the ESOP had he remained employed through the end of the ESOP loan term.

          Rome Bancorp has established an irrevocable “grantor trust” to hold assets for the payment of benefits under this plan. The assets of the trust are considered to be part of the general assets of Rome Bancorp and will be subject to the claims of its general creditors. Earnings on the trust’s assets will be taxable to Rome Bancorp.

          Deferred Compensation Plan. Rome Savings has established The Rome Savings Bank Deferred Compensation Plan for the benefit of non-employee directors. Under the Deferred Compensation Plan, each non-employee director may make an annual election to defer receipt of all or a portion of his or her director fees received from Rome Bancorp and Rome Savings. The deferred amounts are allocated to a deferral account and credited with interest at an annual rate equal to the rate on the highest yielding one-year certificate of deposit issued by Rome Savings during the year or according to the investment return of other assets as may be selected by the Board of Directors.

          The Deferred Compensation Plan is an unfunded, non-qualified plan that provides for distribution of the amounts deferred to participants or their designated beneficiaries upon the occurrence of certain events such as death, retirement, disability or termination of employment (as those terms are defined in the Deferred Compensation Plan). Rome Savings has established an irrevocable “grantor trust” to hold assets for the payment of benefits under the Deferred Compensation Plan. The assets of the trust are considered to be part of the general assets of Rome Savings and will be subject to the claims of its general creditors. Earnings on the trust’s assets will be taxable to Rome Savings.

          2000 Recognition and Retention Plan. The Rome Bancorp, Inc. 2000 Recognition and Retention Plan was adopted by our Board of Directors and approved by our shareholders on May 3, 2000. Article X of the Recognition and Retention Plan was subsequently adopted by our Board of Directors and approved by our shareholders on May 2, 2001. The Recognition and Retention Plan provides for the grant of restricted stock awards to certain officers, employees and non-employee directors of Rome Bancorp, Rome Savings or any affiliate approved by the administrative committee. These restricted stock awards (“Awards”) constitute a right to receive a certain number of shares of common stock of Rome Bancorp upon the Award holder’s satisfaction of certain requirements, such as completion of five years of service with Rome Bancorp, with accelerated vesting upon death, disability, retirement or change in control. As a general rule, if the Award holder fails to fulfill the requirements contained in the restricted stock award, the Award will not vest. Instead, the Award will be forfeited and canceled. The Recognition and Retention Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended, and is not a tax-qualified plan under the Internal Revenue Code.

          As required by the terms of the Recognition and Retention Plan, Rome Bancorp has established a trust and contributed certain amounts of money or property as determined by the Board, in its discretion. No contributions by participants will be permitted. The trustee will invest the assets of the trust primarily in the shares of our common stock that will be used to make restricted stock awards. The trust is not authorized to purchase more than 170,056 shares of common stock of Rome Bancorp and cannot purchase more than this number. The trust currently holds 50,316 shares available for future awards.

          The Recognition and Retention Plan is administered by the Board, which has broad discretionary powers under the plan. The Board has the authority to suspend or terminate the plan in whole or in part at any time by giving written notice to the administrative committee, but the Recognition and Retention Plan may not be terminated while there are outstanding Awards that will vest in the future.

          2000 Stock Option Plan. The Rome Bancorp, Inc. 2000 Stock Option Plan was adopted by our Board of Directors and approved by our shareholders on May 3, 2000. Article IX of the Option Plan was adopted by our Board of Directors and approved by our shareholders on May 2, 2001. The Option Plan provides for the grant, to certain officers, employees and outside directors of Rome Bancorp, Rome Savings or any affiliate approved by the administrative committee, of options to purchase common stock of Rome Bancorp (“Options”) at a stated price during a specified period or term. If the Option is not exercised during its term, it will expire. The Stock Option Plan currently has 123,003 options reserved that may be granted in future. The Option Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended, and is not a tax-qualified plan under the Internal Revenue Code.

          The following table provides the value for “in-the-money” options, which represents the positive spread between the exercise price of any such existing stock options and the closing price per share of the common stock on the last trading day of the 2005 fiscal year, which was $10.84 per share. The disclosure contained in the following table has been adjusted to reflect the three-for-two stock split paid to shareholders of record on May 29, 2003.

2005 Fiscal Year End Options/SAR Values

Value of Unexercised

In-the-Money
	Shares	Value	Number of Securities	Options/SARs at Fiscal
	Acquired	Realized	Underlying Unexercised	Year-End ($)
	on	on	Options/SARS at Fiscal
	Exercise	Exercise	Year-End (#)	Exercisable/Unexercisable
Name	(#)	($)	Exercisable/Unexercisable	(1)

Charles M. Sprock	—	—	122,463/0	$1,060,000/0

David C. Nolan	16,000	$125,868	11,214/0	$97,000/0

The closing price per share of common stock on the last trading day before the fiscal year ended December 31, 2005, was $10.84, and all options have an exercise price of $2.1864 per share, which equals a spread of $8.676 per share.

Equity Compensation Plan Information

          Set forth below is certain information, as of December 31, 2005, concerning our equity compensation plans for which we have previously obtained shareholder approval and those equity compensation plans for which we have not previously obtained shareholder approval:

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance

Equity Compensation Plans Approved by Security Holders	219,798	$2.19	234,821

Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	219,798	$2.19	234,821

Transactions with Certain Related Persons

          Rome Savings has made loans or extended credit to its executive officers and directors and also to certain persons related to executive officers and directors. All such loans were made by Rome Savings in the ordinary course of business and were not made on more favorable terms, nor did they involve more than the normal risk of collectibility or present unfavorable features. Residential mortgage loans are made to employees who are not offered a reduced rate. The mortgage loans have the same underwriting terms that apply to non-employee borrowers.

          Rome Bancorp’s authority to extend credit to directors, executive officers, and 10% shareholders, as well as entities controlled by such persons, is currently governed by the requirements of Sections 22(g) and 22(h) of the FRB and Regulation O of the FRB thereunder. Among other things, these provisions require that extensions of credit to insiders: (i) be made on terms that are substantially the same as, and follow credit underwriting procedures that are not less stringent than, those prevailing for comparable transactions with unaffiliated persons and that do not involve more than the normal risk of repayment or present other unfavorable features; and (ii) do not exceed certain limitations on the amount of credit extended to such persons, individually and in aggregate, which limits are based, in part, on the amount of Rome Bancorp’s capital. Rome Bancorp intends that any transactions in the future between Rome Bancorp and its executive officers, directors, holders of 10% or more of the shares of any class of its common stock and affiliates thereof, will contain terms no less favorable to Rome Bancorp than could have been obtained by it in arm’s-length negotiations with unaffiliated persons and will be approved by a majority of independent outside directors of Rome Bancorp not having any interest in the transaction.

          We retain the services of the law firm of McMahon and Grow. David C. Grow, a director of Rome Bancorp and Rome Savings, is a partner of McMahon and Grow. For 2005, we paid $48,000 in legal fees to this law firm.

          All future affiliated transactions will be made or entered into on terms that are no less favorable to Rome Bancorp than those that can be obtained from an unaffiliated third party. All related party transactions are approved by the Audit Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

          Section 16(a) of the Exchange Act requires that Rome Bancorp’s directors, executive officers, and any person holding more than ten percent of the Rome Bancorp’s Common Stock file with the SEC reports of ownership changes, and that such individuals furnish Rome Bancorp with copies of the reports.

          Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, Rome Bancorp believes that all of our executive officers and directors complied with all Section 16(a) filing requirements applicable to them, with the exception of the following: a Form 4 reflecting the acquisition of shares by Richard McMahon, a retired director, on November 8, 2005 was filed on December 1, 2005.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          The Audit Committee has appointed Crowe Chizek and Company LLC to act as the independent registered public accounting firm for Rome Bancorp for the fiscal year ending December 31, 2006, and we are asking shareholders to ratify the appointment.

          Representatives of Crowe Chizek and Company LLC are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions..

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of Crowe Chizek and Company LLC as Rome Bancorp’s independent registered public accounting firm.

PROPOSAL 3

ADOPTION OF ROME BANCORP, INC.
2006 STOCK OPTION PLAN

General

          The Board of Directors has adopted the Rome Bancorp, Inc. 2006 Stock Option Plan, subject to approval by the holders of a majority of Rome Bancorp’s outstanding shares of common stock. Provided below is a summary of our reasons for adopting this plan and seeking the approval of our shareholders. The following summary is qualified in its entirety by the full text of the plan document. The plan document is included at the end of this Proxy Statement as Appendix A and is incorporated by reference to this proposal.

Why We Are Asking For Shareholder Approval

          We are asking our shareholders to approve the Rome Bancorp, Inc. 2006 Stock Option Plan so that we will be able to grant stock options to our directors and officers. Most of the companies with which we compete for directors and management-level employees are public companies that offer stock options as part of their director and officer compensation packages. By approving this plan, our shareholders will enable us to offer a more competitive compensation package in attracting and retaining highly qualified directors and officers. In addition, the value of the stock options that we would grant under this plan relates directly to the market price of our common stock. Adding stock options to our compensation package would link the financial interests of our directors and officers with the financial interest of our shareholders.

If We Do Not Receive Shareholder Approval, We Will Not Implement The Plan

          Applicable federal banking regulations permit us to implement a stock option plan only if we obtain the approval of the holders of a majority of our shares of outstanding common stock. If we do not receive this approval, it will not be possible for us to grant stock options. In this event, we expect that the Board will consider substituting other forms of compensation to assure that our compensation packages for officers and directors are competitive with those of other publicly traded financial services companies in our market area.

Purpose of the Option Plan

          The purpose of the option plan is to promote growth and profitability to Rome Bancorp and its shareholders, to provide certain key officers, employees and directors of Rome Bancorp and its affiliates with an incentive to achieve corporate objectives, to attract and retain individuals of outstanding competence and to provide such individuals with an equity interest in Rome Bancorp.

Description of the Option Plan

          Administration. The plan will be administered by an administrative committee consisting of all members of the Board of Directors or, if designated by the Board, a committee of outside directors who are “disinterested directors” under the federal tax and securities laws. In general, disinterested directors are directors who (1) are not, and never were, officers or employees of Rome Bancorp or Rome Savings; and (2) do not receive material compensation from Rome Bancorp or Rome Savings except for service as a director. The administrative committee must have at least two members and has broad discretionary powers.

          Stock Subject to the Option Plan. Rome Bancorp has reserved 590,000 shares of its common stock for issuance upon the exercise of options under the plan. Such shares may be authorized and unissued shares or shares previously issued that Rome Bancorp has reacquired. Any shares subject to grants under the option plan which expire or are terminated, forfeited or canceled without having been exercised or vested in full, shall be available for new option grants. As of March 10, 2006, the aggregate fair market value of the shares reserved for issuance under the plan was $7,026,900, based on the latest closing sales price per share of Rome Bancorp common stock of $11.91 on The Nasdaq Stock Market.

          Eligibility. The administrative committee for the plan selects the people who receive stock option grants. Any employee of Rome Bancorp, Rome Savings or any affiliate approved by the administrative committee may be selected to receive option grants. Directors of Rome Bancorp, Rome Savings or any affiliate approved by the Board, including advisory or emeritus directors, who are not also employees or officers may be selected by the committee to receive option grants. As of March 10, 2006, the administrative committee had not selected the employees and directors who will be eligible to receive option grants.

          Terms and Conditions of Options. The administrative committee sets the terms and conditions of the stock options that it grants. In setting terms and conditions, it must observe the following restrictions:

•	It may not grant a stock option with a purchase price that is less than the fair market value of a share of our common stock on the date it grants the stock option.

•	It may not grant a stock option with a term that is longer than 10 years.

•	It may not grant options with an effective date that is before the date that we receive shareholder approval for the plan.

          The committee may grant incentive stock options that qualify for special federal income tax treatment or non-qualified stock options that do not qualify for special federal income tax treatment. Incentive stock options are subject to certain additional restrictions under the Internal Revenue Code and the plan.

          Upon the exercise of an option, the exercise price of the option must be paid in full. Payment may be made in cash, common stock of Rome Bancorp already owned by the option holder, shares to be acquired by the option holder upon exercise of the option, or in such other consideration as the administrative committee authorizes. Options may be transferred prior to exercise only to certain family members, certain non-profit organizations, and on death of the option holder.

          Mergers and Reorganizations; Adjustments for Extraordinary Dividends. The number of shares available under the plan and the number of shares subject to outstanding options will be adjusted to reflect any merger, consolidation or business reorganization in which Rome Bancorp is the surviving entity, and to reflect any stock split, stock dividend or other event generally affecting the number of shares. If a merger, consolidation or other business reorganization occurs and Rome Bancorp is not the surviving entity, outstanding options may be canceled upon 30 days’ written notice to the option holder so long as the option holder receives payment determined by the Board to be of a value equivalent to the value of the canceled options.

Termination or Amendment of the Option Plan

          This plan will be in effect for a ten-year period that will begin on the date of shareholder approval and will end on the tenth anniversary of the date of shareholder approval. The Board of Directors may suspend or terminate the plan before then. It may also amend this plan at any time and in any respect. Any amendment that would change the class of eligible employees, increase the number of stock options that may be granted to any person or in total, or reduce the minimum option price must first be approved by our shareholders.

Federal Income Tax Consequences

          The following discussion is intended to be a summary and is not a comprehensive description of the federal tax laws, regulations and policies affecting Rome Bancorp and recipients of stock option grants under the plan. Any descriptions of the provisions of any law, regulation or policy are qualified in their entirety by reference to the particular law, regulation or policy. Any change in applicable law or regulation or in the policies of various taxing authorities may have a significant effect on this summary. The plan is not a qualified plan under section 401(a) of the Internal Revenue Code.

          Federal Tax Consequences for Option Recipients. Incentive stock options will not create federal income tax consequences when they are granted. If they are exercised during employment or within three months after termination of employment, the exercise will not create federal income tax consequences either. When the shares acquired on exercise of an incentive stock option are sold, the seller must pay federal income taxes on the amount by which the sales price exceeds the purchase price. This amount will be taxed at capital gains rates if the sale occurs at least two years after the option was granted and at least one year after the option was exercised. Otherwise, it is taxed as ordinary income.

          Incentive stock options that are exercised more than one year after termination of employment due to death or disability or three months after termination of employment for other reasons are treated as non-qualified stock options. Non-qualified stock options will not create federal income tax consequences when they are granted. When they are exercised, federal income taxes at ordinary income tax rates must be paid on the amount by which the fair market value of the shares acquired by exercising the option exceeds the exercise price. When an option holder sells shares acquired by exercising non-qualified stock option, he or she must pay federal income taxes on the amount by which the sales price exceeds the purchase price plus the amount included in ordinary income at option exercise. This amount will be taxed at capital gains rates, which will vary depending upon the time that has elapsed since the exercise of the option. A cash payment under the plan’s change of control provisions is taxed as if it were the exercise of a non-qualified stock option followed immediately by a resale of the stock acquired by exercising the option.

          Federal Tax Consequences for Rome Bancorp. When a non-qualified stock option is exercised, Rome Bancorp may be allowed a federal income tax deduction for the same amount that the option holder includes in his or her ordinary income. When an incentive stock option is exercised, there is no tax deduction unless the shares acquired are resold sooner than two years after the option was granted or one year after the option was exercised. A cash payment under the plan’s change of control provisions is deductible as if it were the exercise of a non-qualified stock option. The Internal Revenue Code places an annual limit of $1 million each on the tax deduction which we may claim in any fiscal year for the compensation of our chief executive officer and for the compensation of our four next most highly compensated executive officers whose salary and bonus for the fiscal year in question equals or exceeds $100,000. There is an exception to this limit for so-called “qualified performance-based compensation”. We have designed this plan with the intention that the stock options that we grant will constitute qualified performance-based compensation. As a result, we do not believe that this limit will impair our ability to claim federal income tax deductions that are otherwise available when an option holder exercises a non-qualified stock option. No executive of Rome Bancorp currently receives compensation that would be rendered nondeductible by this limitation.

          The preceding statements summarize the general principles of current federal income tax law applicable to options that may be granted under the plan. State and local tax consequences may also be significant.

The Board of Directors unanimously recommends a vote “FOR” the adoption of the Rome Bancorp, Inc. 2006 Stock Option Plan.

PROPOSAL 4

ADOPTION OF ROME BANCORP, INC.
2006 RECOGNITION AND RETENTION PLAN

Purpose of the Recognition and Retention Plan

          The purpose of the plan is to promote the growth and profitability of Rome Bancorp and its shareholders, to provide certain key officers, employees and directors of Rome Bancorp and its affiliates with an incentive to achieve corporate objectives, to attract and retain individuals of outstanding competence and to provide such individuals with an equity interest in Rome Bancorp. The plan document is included at the end of this Proxy Statement as Appendix B and is incorporated by reference to this proposal.

Description of the RRP

          Administration. The plan will be administered by an administrative committee consisting of all members of the Board of Directors or, if designated by the Board, a committee of outside directors who are “disinterested directors” under the federal tax and securities laws. In general, disinterested directors are directors who (1) are not, and never were, officers or employees of Rome Bancorp or Rome Savings; and (2) do not receive material compensation from Rome Bancorp or Rome Savings except for service as a director. The administrative committee must have at least two members and has broad discretionary powers.

          Stock Subject to the RRP. Rome Bancorp will establish a trust and will contribute certain amounts of money or property to be determined by the Board, in its discretion. No contributions by participants will be permitted. The trustee will invest the assets of the trust primarily in the shares of our common stock that will be used to make restricted stock awards. It is currently anticipated that the trust will purchase common stock on the open market, or in private transactions. The trust is not expected to purchase previously authorized but unissued shares from Rome Bancorp. The trust is not authorized to purchase more than 236,000 shares of common stock of Rome Bancorp and cannot purchase more than this number. As of March 10, 2006, the aggregate fair market value of the shares of common stock to be purchased under this plan was $2,810,760, based on the closing sales price per share of Rome Bancorp common stock of $11.91 on The Nasdaq Stock Market on March 10, 2006.

          Eligibility. The administrative committee for the plan selects the people who receive restricted stock awards under the plan. Any employee of Rome Bancorp, Rome Savings or any affiliate approved by the administrative committee may be selected to receive stock awards. Directors of Rome Bancorp, Rome Savings or any affiliate approved by the Board, including advisory or emeritus directors, who are not also employees or officers may be selected by the committee to receive stock awards. As of March 10, 2006, the administrative committee had not yet selected the employees and directors who will receive stock awards.

          Terms and Conditions of Awards. On or after March 10, 2006, the administrative committee may, in its discretion, grant awards of restricted stock to eligible individuals, up to a maximum of 236,000 shares. The administrative committee will determine at the time of the grant the number of shares of common stock subject to an award, the vesting schedule applicable to the award and may, in its discretion, establish other terms and conditions applicable to the award. In setting terms and conditions, the administrative committee may not grant restricted stock awards with an effective date that is before the date that we receive shareholder approval for the plan.

          As a general rule, shares of our common stock that are subject to a restricted stock award are held in trust for the benefit of the award recipient until vested and, when vested, are transferred from the trust to the award recipient.

          While the shares are held in the trust, the award recipient receives dividends and exercises voting rights. In the alternative, the administrative committee may authorize the immediate distribution of the restricted shares to the award recipient in the form of a stock certificate bearing a legend containing the applicable vesting restrictions.

          Mergers and Reorganizations. The number of shares available under the plan and any outstanding awards will be adjusted to reflect any merger, consolidation or business reorganization in which Rome Bancorp is the surviving entity, and to reflect any stock split, stock dividend or other event generally affecting the number of shares. If a merger, consolidation or other business reorganization occurs and Rome Bancorp is not the surviving entity, the trustee will hold any money, stock, securities or other property received in the trust fund, and adjust any award by allocating such money, stock, securities or other property to the individual eligible for the award.

Termination or Amendment

          The Board has the authority to suspend or terminate the plan in whole or in part at any time by giving written notice to the administrative committee, but the plan may not be terminated while there are outstanding awards that will vest in the future. Upon the termination of the plan, the trustee will make distributions from the trust as directed by the administrative committee and will return any remaining assets of the trust to Rome Bancorp.

Federal Income Tax Consequences

          The following discussion is intended to be a summary and is not a comprehensive description of the federal tax laws, regulations and policies affecting Rome Bancorp and recipients of awards that may be granted under the plan. Any descriptions of the provisions of any law, regulation or policy are qualified in their entirety by reference to the particular law, regulation or policy. Any change in applicable law or regulation or in the policies of various taxing authorities may have a significant effect on this summary. The plan is not a qualified plan under Section 401(a) of the Internal Revenue Code.

          The stock awards under the plan do not result in federal income tax consequences to either Rome Bancorp or the award recipient. As a general rule, once the award is vested and the shares subject to the award are distributed, the award recipient will generally be required to include in ordinary income, for the taxable year in which the vesting date occurs, an amount equal to the fair market value of the shares on the vesting date. Rome Bancorp will generally be allowed to claim a deduction, for compensation expense, in a like amount. If dividends are paid on unvested shares held under the plan, such dividend amounts will also be included in the ordinary income of the recipient. Rome Bancorp will be allowed to claim a deduction for compensation expense for this amount as well.

          Section 162(m) of the Internal Revenue Code limits Rome Bancorp’s deductions for compensation in excess of $1,000,000 per year for the chief executive officer and the four other most highly paid executives named in its proxy statement. Compensation amounts resulting from restricted stock awards will be subject to this deduction limitation if this amount of the restricted stock awards plus other compensation of the executive that is subject to the limit exceeds $1,000,000. No executive of Rome Bancorp currently receives compensation subject to this limitation. We expect that the administrative committee will take these deduction limits into account in setting the size and the terms and conditions of restricted stock awards. However, the administrative committee may decide to grant restricted stock awards all or a portion of which will exceed the deduction limit.

          The preceding statements are intended to summarize the general principles of current federal income tax law applicable to awards that may be granted under the plan. State and local tax consequences may also be significant.

The Board of Directors unanimously recommends a vote “FOR” the adoption of the Rome Bancorp, Inc. 2006 Recognition and Retention Plan.

ADDITIONAL INFORMATION

Information About Shareholder Proposals

          If you wish to submit proposals to be included in our next proxy statement for the 2007 Annual Meeting of Shareholders, we must receive them by November 30, 2006, pursuant to the proxy solicitation regulations of the SEC. SEC rules contain requirements as to which shareholder proposals must be in the Proxy Statement. Any such proposal will be subject to 17 C.F.R. 240.14a-8 of the rules and regulations promulgated by the SEC.

By Order of the Board of Directors,

Crystal M. Seymore
Corporate Secretary

Rome, New York
March 31, 2006

To assure that your shares are represented at the Annual Meeting, please complete, sign, date and promptly return the accompanying proxy card in the postage-paid envelope provided.

Rome Bancorp, Inc.	REVOCABLE PROXY

This Proxy is solicited on behalf of the Board of Directors of Rome Bancorp, Inc.
for the Annual Meeting of Shareholders to be held on May 3, 2006.

The undersigned stockholder of Rome Bancorp, Inc. hereby appoints David C. Grow and T. Richard Leidig, and each of them, with full powers of substitution, to represent and to vote as proxy, as designated, all shares of common stock of Rome Bancorp, Inc. held of record by the undersigned on March 10, 2006, at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 5:30 p.m., Eastern Time, on May 3, 2006, or at any adjournment or postponement thereof, upon the matters described in the accompanying Notice of the Annual Meeting of Shareholders and Proxy Statement, dated March 31, 2006 and upon such other matters as may properly come before the Annual Meeting. The undersigned hereby revokes all prior proxies.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this Proxy will be voted “FOR” the election of all nominees listed in Item 1 and “FOR” the proposals listed in Items 2, 3, and 4.

PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE
AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

The Board of Directors unanimously recommends a vote “FOR” the nominee named in Item 1 and a vote “FOR” the proposals in Item 2, 3 and 4.	I Will Attend Annual Meeting. ☐ Please Mark Your Choice Like This in Blue or Black Ink. ☐

1.	Election of one candidate to serve as director for a three-year term. Nominee: Dale A. Laval.

	For	Withhold
	☐	☐

2.	Ratification of the appointment of Crowe Chizek and Company LLC as Rome Bancorp, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

	For	Against	Abstain
	☐	☐	☐

3.	Adoption of the Rome Bancorp, Inc. 2006 Stock Option Plan.

	For	Against	Abstain
	☐	☐	☐

4.	Adoption of Rome Bancorp, Inc. 2006 Recognition and Retention Plan.

	For	Against	Abstain
	☐	☐	☐

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement for the Annual Meeting dated March 31, 2006.

Signature(s)

Dated: _____________________________________, 2006

Please sign exactly as your name appears on this proxy. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate or partnership proxies should be signed by an authorized officer.